Exhibit 10.1







         KERR-McGEE CORPORATION 2002 ANNUAL INCENTIVE COMPENSATION PLAN
         --------------------------------------------------------------




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         KERR-McGEE CORPORATION 2002 ANNUAL INCENTIVE COMPENSATION PLAN
         --------------------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------


Article                                                        Page
-------                                                        ----

    I           Establishment And Purpose.................      1

   II           Definitions...............................      1

  III           Administration............................      3

   IV           Eligibility And Participation.............      4

    V           Award Determination.......................      4

   VI           Payment Of Final Awards...................      6

  VII           Termination Of Employment.................      7

 VIII           Rights Of Participants....................      7

   IX           Change In Control.........................      7

    X           Miscellaneous.............................      9

                                       i

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         KERR-McGEE CORPORATION 2002 ANNUAL INCENTIVE COMPENSATION PLAN


                                    Article I

                            Establishment And Purpose


         1.1 Establishment of the Plan. Kerr-McGee Corporation, a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Kerr-McGee Corporation 2002 Annual Incentive Compensation Plan (the "Plan"), as set forth in this document. The Plan permits annual cash awards to Officers of the Company, based on the achievement of pre-established performance goals.

         The Plan is effective May 14, 2002 (the "Effective Date"). The Plan shall first apply to Awards for 2002 Plan Year performance. The Plan shall remain in effect until terminated as provided in Article V, Section 5.8 herein.

         1.2      Purpose.  The purposes of the Plan are to:

         (a) Provide incentives to achieve annual goals that are within group and/or individual control and are considered key to the Company's success;

         (b) Encourage teamwork in various segments of the Company;

         (c) Reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and

         (d) Ensure all amounts paid under the Plan be "qualified performance based compensation" within the meaning of Section 162(m) of the Code and its accompanying regulations.


                                   Article II

                                   Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

         (a) "Award Opportunity" means the various levels of incentive award payouts which an Officer may earn under the Plan, including Target Incentive Awards, as established by the Committee pursuant to Article V, Sections 5.1 and 5.2 herein.

         (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means a committee of two (2) or more members of the Board of Directors, all of whom shall be "outside directors" within the meaning of the Regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Article III herein.

         (e) "Company" means Kerr-McGee Corporation, a Delaware corporation (including any and all Subsidiaries and Limited Liability Companies) and any successor thereto.

         (f) "Effective Date" means the date the Plan becomes effective, as set forth in Article I, Section 1.1 herein.

         (g) "Employee" means a full time, salaried employee of the Company. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan, even if such person is determined to be an "employee" by any governmental or judicial authority.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (i) "Final Award" means the actual award earned during a Plan Year by an Officer, as determined by the Committee.

         (j) "Limited Liability Company" means any Limited Liability Company in which the Company or a Subsidiary owns fifty percent (50%) or more of the Limited Liability Company.

         (k) "Officer" means an Employee who, as of the last day of the applicable Plan Year, is an elected officer of the Company at or above the level of Corporate Vice President, which may also be referenced in the Plan as a Participant.

         (l) "Plan Year" means the Company's fiscal year.

         (m) "Retirement" means retirement of an Officer after attaining age and service requirements of the Company's pension plan in which the Officer participates. For this purpose, "service" shall be measured under the rules for determining vesting service under the Kerr-McGee Corporation Retirement Plan for U.S. Employees, determined as if the individual were a participant in such plan.

         (n) "Subsidiary" means any corporation (other than the Company) in which the Company, a Subsidiary or a Limited Liability Company of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

         (o) "Target Incentive Award" means the award, as established by the Committee at a competitive level, which may be paid to an Officer when "targeted" performance results are attained.

         (p) "Maximum Incentive Award" means the award, as established by the Committee which is intended to reward outstanding performance, and which may be paid to an Officer when outstanding performance results are attained; however, in no case can the Maximum Incentive Award for an individual Officer exceed $3,000,000.

         (q) "Total Disability" shall normally have such meaning as that defined under the Company's group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan, the Committee shall make such determination.


                                   Article III

                                 Administration
                                 --------------

         3.1 The Committee. The Plan shall be administered by a Committee which initially shall be a subcommittee of the Executive Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of the Board.

         3.2 Authority of the Committee. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of Award Opportunities and Final Awards, to determine the terms and conditions of Award Opportunities in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and (subject to the provisions of Article IV herein) to amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder.

         3.3 Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.


                                   Article IV

                          Eligibility And Participation
                          -----------------------------

         4.1 Eligibility. Each Officer who is an Officer as of the last day of a Plan Year shall be eligible to participate in the Plan for that Plan Year.

         4.2 No Right to Participate. No Employee shall at any time have a right to be selected for participation in the Plan despite having previously participated in the Plan.


                                    Article V

                               Award Determination
                               -------------------

         5.1 Performance Measures and Performance Goals. For each Plan Year, the Committee shall establish ranges of attainment of the performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award may be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

         After the performance goals are established, the committee will align the achievement of the performance goals with the Award Opportunities (as described in Article V, Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the Final Awards.

         The Committee may establish one or more Company-wide performance measures which must be achieved for any Officer to receive a Final Award payment for that Plan Year.

         Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the performance goals for such Plan Year were satisfied.

         5.2 Award Opportunities. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities may vary in relation to the job classification of each Officer or among Officers in the same job classification. Except as provided in Article V, Section 5.7 herein, Award Opportunities for Officers shall be established as a function of each Officer's Base Salary (as defined below). No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which may be paid with respect to specified levels of attainment of the pre-established performance goals.

         For purposes of this Article V, "Base Salary" shall mean, as to any specific Plan Year, an Officer's actual base salary paid while an Officer. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan, the 1998, 2000 and 2002 Long Term Incentive Plans, or any other bonuses, incentive pay or special awards. In the event an Employee becomes an Officer during the Plan Year, then only the salary earned while an Officer will be taken into account for awards under this Plan. The Officer shall be eligible to receive any other applicable cash-based compensation from other Company bonus plans for that part of the year in which he was not an Officer.

         5.3 Computation of Final Awards. Awards will be computed and paid based on the attainment of the pre-established performance goals. Awards for proxy-named Officers will be funded with up to 1.5% of cash flow in aggregate with no more than 0.5% of cash flow being allocated to any individual as calculated by the Committee. Subject to Section 5.7 herein, the Committee may establish performance goals based on the Company's Pretax Income, Net Income, Earnings Per Share, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Operating Cash Flow, Total Stockholder Return, Capitalization, Liquidity, Reserve Adds or Replacement, Finding and Development Costs, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, a Limited Liability Company or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U. S. generally accepted accounting principles.

         5.4 Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Officer.

         5.5 No Mid-Year  Change in Award  Opportunities.  Except as provided in
Article V, Section 5.7 herein, each Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee pursuant to Article V, Section 5.2 above.

         5.6 Award Adjustments. The Committee shall have the discretion to reduce or eliminate the amount of the Final Award otherwise payable to an Officer.

         5.7 Possible Modifications.  In the event that changes are made to Code
Section 162(m) or the Regulations thereunder (or their interpretation) to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the AICP and, to the extent of such changes, without regard to otherwise applicable restrictive provisions of the AICP.

         5.8 Amend and Terminate. The Board, without notice, at any time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely.


                                   Article VI

                             Payment Of Final Awards
                             -----------------------

         6.1 Form and Timing of Payment. Unless a deferral election is made by an Officer pursuant to Article VI, Section 6.2 herein, or deferral of all or a portion of an Officer's Final Award is required by Article VI, Section 6.3, each Officer's Final Award shall be paid within seventy-five (75) days after the Award is approved in writing by the Committee.

         6.2 Voluntary Deferral of Final Award Payouts. An Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of a deferred compensation plan sponsored by the Company under which such deferral is permitted.

         6.3 Deferral of Final Award Payouts. In the event that all or a portion of an Officer's Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee may, in its discretion, require that payment of the nondeductible portion of such Final Award be deferred under a deferred compensation plan sponsored by the Company.

                                   Article VII

                            Termination Of Employment
                            -------------------------

         If before an Award is actually paid to an Officer with respect to a Performance Period the Officer ceases to be a regular, full time employee of the Corporation, any of its Subsidiaries or any of its Limited Liability Companies for a reason other than death, Total Disability or Retirement, the Officer's eligibility under the Plan shall terminate and no Award will be paid. In the event a participating Officer (who was an officer as of the first day of a Plan
Year) terminates employment due to death, Total Disability or Retirement, such Officer shall be entitled to a pro rata portion of the Final Award calculated on actual Base Salary earned by such Officer.


                                  Article VIII

                             Rights Of Participants
                             ----------------------

         8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Officer's employment at any time, nor confer upon any Officer any right to continue in the employ of the Company.

         8.2 Nontransferability. No right or interest of any Officer in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy.


                                   Article IX

                                Change In Control
                                -----------------

         In the event of a Change in Control, each Participant shall, in the sole discretion of the Committee (except as otherwise provided in a Participant's continuity agreement with the Company), receive a full payment of the Participant's Target Incentive Award for the Plan Year during which such Change in Control occurs, as determined by the Committee. In such circumstances the Committee shall determine the Final Award based upon such performance during the Plan year until the date of the Change in Control. Such amounts shall be paid in cash to each participant within seventy-five (75) days after the effective date of the Change in Control.

For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if:

         (a) Any person ("Person") as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

         (b) The consummation of any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholder of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

         (c) Within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control); or

         (d) A majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by a written resolution that such proposed transaction, if taken, will be deemed a Change in Control and such proposed Transaction is consummated.



                                    Article X

                                 Miscellaneous
                                 -------------

         10.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Oklahoma.

         10.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Article VI, the Company may require that the Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

         10.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

         10.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         10.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

         10.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         10.7 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         10.8 Construction. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.



                                           KERR-McGEE CORPORATION


                                           By: /s/Matthew R. Simmons
                                              ---------------------------------
                                               Matthew R. Simmons
                                               Director and Chair of the
                                               Executive Compensation Committee